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                                                                  Exhibit 23.2
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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     We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form S-3 and related Prospectus of Millennium Pharmaceuticals, Inc. for the registration of 5,301,571 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 1997, except for Note 11, as to which the date is February 10, 1997, with respect to the financial statements of Millennium Pharmaceuticals, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP
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Boston, Massachusetts
May 28, 1997